Exhibit 10.7

Custodian Agreement

            This Agreement is made as of June [ ], 2015 (this “Agreement”), by and between Crescent Capital BDC, Inc., a corporation organized and existing under the laws of Delaware, (the “Fund”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Witnesseth:

Whereas, the Fund desires for the Custodian to provide certain custodial services relating to securities and other assets of the Fund; and

Whereas, the Custodian agrees to provide the services upon the terms contained in this Agreement;

Section 1.                          Definitions.  In addition to terms defined in Section 4.1 (Rule 17f-5 and Rule 17f-7 related definitions) or elsewhere in this Agreement, (a) terms defined in the UCC have the same meanings herein as therein and (b) the following other terms have the following meanings for purposes of this Agreement:

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“Board” means, in relation to the Fund, the board of directors, trustees or other governing body of the Fund.

“Business Day” means any day on which the Custodian is open for business.

“Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

“Deposit Account Agreement” means the Deposit Account Agreement and Disclosure, as may be amended from time to time, issued by the Custodian and available on the Custodian’s internet customer portal, “my.statestreet.com”.

“Domestic securities” means securities held within the United States.

“Foreign securities” means securities held primarily outside of the United States.

“Fund Interests” means beneficial interests in the Fund.

“Held outside of the United States” means not held within the United  States.

“Held within the United States” means (a) in relation to a security or other financial asset, the security or other financial asset (i) is a certificated security registered in the name of the Custodian or its sub-custodian, agent or nominee or is endorsed to the Custodian or its sub-custodian, agent or nominee or in blank and the security certificate is located within the United States, (ii) is an uncertificated security or other financial asset registered in the name of the Custodian or its sub-custodian, agent or nominee at an office located in the United States, or (iii) has given rise to a security entitlement of which the Custodian or its sub-custodian, agent or nominee is the entitlement holder against a U.S. Securities System or another securities intermediary for which the securities intermediary’s jurisdiction is within the United States, and (b) in relation to cash, the cash is maintained in a deposit account denominated in U.S. dollars with the banking department of the Custodian or with another bank or trust company’s office located in the United States.

“Investment Advisor” means the investment manager or investment advisor of the Fund.

“On book currency” means (a) U.S. dollars or (b) a foreign currency that, when credited to a deposit account of a customer maintained in the banking department of the Custodian or an Eligible Foreign Custodian, the Custodian maintains on its books as an amount owing as a liability by the Custodian to the customer.

“Proper Instructions” means any instruction, request or other communication which Administrator reasonably believes has been given by the Fund, or any party authorized by the Fund in accordance with this Agreement, given in any of the following forms: (i) in writing signed by the minimum number of authorized signatories on behalf of the sender; (ii) by facsimile transmission signed by  the minimum  number of authorized signatories on behalf of the sender; (iii) by other means (including electronic communication) as may be agreed between the parties; or (iv) oral instructions in accordance with Section 10.

“SEC” means the U.S. Securities and Exchange Commission.

“UCC” means the Uniform Commercial Code of the State of New York as in effect from time to time.

“Underlying Portfolios” means a group of investment companies as defined in Section 12(d)(1)(F) of the 1940 Act.

“Underlying Shares” means shares or other securities, issued by a U.S. issuer, of Underlying Portfolios and other registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act), whether or not in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act).

“Underlying Transfer Agent” means State Street Bank and Trust Company or such other organization which may from time to time be appointed by the Fund to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions.

“U.S. Securities System” means a securities depository or book-entry system authorized by the U.S. Department of the Treasury or a “clearing corporation” as defined in Section 8-102 of the UCC.

Section 2.                          Employment of Custodian.

            Section 2.1           General.  The Fund hereby employs the Custodian as a custodian of (a) securities and cash of each of the Fund and (b) other assets of the Fund that the Custodian agrees to treat as financial assets.  The Fund agrees to deliver to the Custodian (i) all securities and cash of the Fund, (ii) all other assets of the Fund that it desires the Custodian, and the Custodian is willing, to treat as a financial asset and (iii) all cash and other proceeds of the securities and financial assets held in custody under this Agreement.  The holding of confirmation statements that identify Underlying Shares as being recorded in the Custodian’s name on behalf of the Fund will be custody for purposes of this Section 2.1.  This Agreement does not require the Custodian to accept an asset for custody hereunder or to treat any asset that is not a security as a financial asset.

            Section 2.2           Sub-custodians.  Upon receipt of Proper Instructions, the Custodian shall on behalf of the Fund appoint one or more banks, trust companies or other entities located in the United States and designated in the Proper Instructions to act as a sub-custodian for the purposes of effecting such transactions as may be designated by the Fund in the Proper Instructions.  The Custodian may place and maintain the Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian or foreign securities depositories, all in accordance with the applicable provisions of Sections 4 and 5.  An entity acting in the capacity of Underlying Transfer Agent is not an agent or sub-custodian of the Custodian for purposes of this Agreement.

Section 2.3           Relationship.  With respect to securities and other financial assets, the Custodian is a securities intermediary (within the meaning of the UCC) and the Fund is the entitlement holder (within the meaning of the UCC).  With respect to cash maintained in a deposit account and denominated in an “on book” currency, the Custodian is a bank (within the meaning of the UCC) and the Fund is the bank’s customer (within the meaning of the UCC).  If cash is maintained in a deposit account with a bank other than the Custodian and the cash is denominated in an “on book” currency, the Custodian is that bank’s customer and the Custodian holds such account on behalf of the Fund.  The Custodian agrees to treat the claim to the cash as a financial asset for the benefit of the Fund. The Custodian does not otherwise agree to treat cash as financial asset.  The duties of the Custodian as securities intermediary and bank set forth in the UCC are varied by the terms of this Agreement to the extent that the duties may be varied by agreement under the UCC.

Section 3.	Activities of the Custodian with Respect to Property Held in the United States.

            Section 3.1          Holding Securities.  The Custodian may deposit and maintain securities or other financial assets of the Fund in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act.  Upon receipt of Proper Instructions on behalf of the Fund, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund and into which account or accounts may be transferred cash or securities and other financial assets, including securities and financial assets maintained in a U.S. Securities System.  The Custodian shall hold and physically segregate for the account of the Fund all securities and other financial assets held by the Custodian in the United States, including all domestic securities of the Fund, other than (a) securities or other financial assets maintained in a U.S. Securities System and (b) Underlying Shares maintained pursuant to Section 3.6 in an account of an Underlying Transfer Agent.  The Custodian may at any time or times in its discretion appoint any other bank or trust company, qualified under the 1940 Act to act as a custodian, as the Custodian’s agent to carry out such of the provisions of this Section as the Custodian may from time to time direct.  The appointment of any agent shall not relieve the Custodian of any of its duties hereunder.  The Custodian may at any time or times in its discretion remove the bank or trust company as the Custodian’s agent.  The Custodian agrees that it shall not borrow, pledge, repledge, hypothecate, rephypothecate, loan or invest either separately or with the property of other customers, to any party (including, either itself as broker or to others), securities or other financial assets held pursuant to this Agreement.

            Section 3.2           Registration of Securities.  Domestic securities or other financial assets held by the Custodian, its agents or sub-custodians (as the case may be) or any of their respective nominees and that are not bearer securities shall be registered in the name of the Fund or in the name of any nominee of the Fund or the name of the Custodian or of any nominee of the Custodian, or in the name or nominee name of any agent or any sub-custodian permitted hereby.  All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in “street name” or other good delivery form.  However,  if the Fund directs the Custodian to maintain securities or other financial assets in “street name,” the Custodian shall utilize reasonable efforts only to timely collect income due the Fund on the securities and other financial assets and to notify the Fund of relevant issuer actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

            Section 3.3           Bank Accounts.  The Custodian shall open and maintain upon the terms of the Deposit Account Agreement a separate deposit account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement.  The Custodian shall credit to the deposit account or accounts, subject to the provisions hereof, all cash received by the Custodian from or for the account of the Fund, other than cash maintained by the Fund in a deposit account established and used in accordance with Rule 17f-3 under the 1940 Act.  Funds held by the Custodian for the Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that (a) every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and (b) each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of the Fund be approved by vote of a majority of the Fund’s Board.  The funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         Section 3.4        Collection of Income.  Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall collect on a timely basis all income and other payments with respect to the securities and other financial assets and to which the Fund shall be entitled either by law or pursuant to custom in the securities business. The Custodian shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, the securities are held by the Custodian or its agent.  The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities and other financial assets held hereunder.  The Custodian shall credit income to the Fund as such income is received or in accordance with the Custodian’s then current payable date income schedule.   Any credit to the Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Fund may be charged at the Custodian’s applicable rate for time credited.

          Section 3.5       Delivery Out.  The Custodian shall release and deliver out domestic securities and other financial assets of the Fund held in a U.S. Securities System, or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the Fund, specifying the domestic securities or financial assets held in the United States  to be delivered out and the person or persons to whom delivery is to be made.  The Custodian shall pay out cash of the Fund upon receipt of Proper Instructions on behalf of the Fund, specifying the amount of the payment and the person or persons to whom the payment is to be made.

            Section 3.6           Deposit of Fund Assets with the Underlying Transfer Agent.  Underlying Shares of the Fund shall be deposited and held in an account or accounts maintained with an Underlying Transfer Agent.  The Custodian’s only responsibilities with respect to the Underlying Shares shall be limited to the following:

1)	Upon receipt of a confirmation or statement from an Underlying Transfer Agent that the Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of the Fund, the Custodian shall identify by book-entry that the Underlying Shares are being held by it as custodian for the benefit of the Fund.

2)	Upon receipt of Proper Instructions to purchase Underlying Shares for the account of the Fund, the Custodian shall pay out cash of the Fund as so directed to purchase the Underlying Shares and record the payment from the account of the Fund on the Custodian’s books and records.

3)	Upon receipt of Proper Instructions for the sale or redemption of Underlying Shares for the account of the Fund, the Custodian shall transfer the Underlying Shares as so directed to sell or redeem the Underlying Shares, record the transfer from the account of the Fund on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds of the sale or redemption, record the receipt of the proceeds for the account of the Fund on the Custodian’s books and records.

            Section 3.7          Proxies.  The Custodian shall cause to be promptly executed by the registered holder of domestic securities or other financial assets held in the United States of the Fund, if the securities or other financial assets are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which the proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to the securities or other financial assets.

            Section 3.8       Communications.  Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities and other financial assets being held for the Fund.  The Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities and other financial assets whose tender or exchange is sought and from the party or its agent making the tender or exchange offer.  The Custodian shall also transmit promptly to the Fund all written information received by the Custodian regarding any class action or other collective litigation relating to Fund securities or other financial assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by the Fund beyond such forwarding of written information received by the Custodian.

Section 4.         Provisions Relating to Rules 17f-5 and 17f-7.

            Section 4.1.      Definitions.  As used in this Agreement, the following terms have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country.  The factors include but are not limited to risks arising from the country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country); prevailing or developing custody, tax and settlement practices; nationalization, expropriation or other  government actions; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or the value of assets; the  regulation of the banking and securities industries, including changes in market rules; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Covered Foreign Country” means a country listed on Schedule A, which list of countries may be amended from time to time at the request of the Fund and with the agreement of the Foreign Custody Manager.

“Eligible Foreign Custodian” has the meaning set forth in Section (a)(1) of Rule 17f-5.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Fund’s securities or other investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect transactions of the Fund in those investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

            Section 4.2.          The Custodian as Foreign Custody Manager.

                                4.2.1      Delegation.  The Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 4.2 with respect to Foreign Assets of the Fund held outside the United States.  The Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Fund.  By giving at least 30 days’ prior written notice to the Fund (or such longer period as the parties may agree), the Foreign Custody Manager may withdraw its acceptance of the delegated responsibilities generally or with respect to a Covered Foreign Country designated in the notice.  Following the withdrawal, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund generally or, as the case may be, with respect to the Covered Foreign Country so designated.

     4.2.2          Exercise of Care as Foreign Custody Manager.  The Foreign Custody Manager shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Foreign Assets would exercise in performing the delegated responsibilities.

                                4.2.3      Foreign Custody Arrangements.  The Foreign Custody Manager shall be responsible for performing the delegated responsibilities only with respect to Covered Foreign Countries.  The Foreign Custody Manager shall list on Schedule A for a Covered Foreign Country each Eligible Foreign Custodian selected by the Foreign Custody Manager to maintain the Foreign Assets of the Fund with respect to the Covered Foreign Country. The list of Eligible Foreign Custodians may be amended from time to time upon notice in the sole discretion of the Foreign Custody Manager.  This Agreement constitutes a Proper Instruction by the Fund to open an account, and to place and maintain Foreign Assets, for the Fund in each applicable Covered Foreign Country.  The Fund shall satisfy the account opening requirements for the Covered Foreign Country, and the delegation for the Covered Foreign Country will not be considered to have been accepted by the Custodian until that satisfaction.  If the Foreign Custody Manager receives from the Fund Proper Instructions directing the Foreign Custody Manager to close the account, the delegation shall be considered withdrawn, and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to the Fund for the Covered Foreign Country.

                               4.2.4       Scope of Delegated Responsibilities:  Subject to the provisions of this Section 4.2, the Foreign Custody Manager may place and maintain Foreign Assets in the care of an Eligible Foreign Custodian selected by the Foreign Custody Manager in each applicable Covered Foreign Country.  The Foreign Custody Manager shall determine that (a) the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by the Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1) and (b) the contract between the Foreign Custody Manager and the Eligible Foreign Custodian governing the foreign custody arrangements will satisfy the requirements of Rule 17f-5(c)(2).  The Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with the Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements.  If the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian are no longer appropriate, the Foreign Custody Manager shall so notify the Fund.

                                4.2.5       Reporting Requirements.  The Foreign Custody Manager shall (a) report the withdrawal of Foreign Assets from an Eligible Foreign Custodian and the placement of Foreign Assets with another Eligible Foreign Custodian by providing to the Fund’s Board an amended Schedule A at the end of the calendar quarter in which the action has occurred, and (b) after the occurrence of any other material change in the foreign custody arrangements of the Fund described in this Section 4.2, make a written report to the Board containing a notification of the change.

                                4.2.6      Representations.  The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5.  The Fund represents to the Custodian that its Board has (a) determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Fund, and (b) considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets of the Fund in each Covered Foreign Country.

                               4.2.7       Termination By the Fund of the Custodian as Foreign Custody Manager.  By giving at least 30 days’ prior written notice to the Custodian, the Fund may terminate the delegation to the Custodian as the Foreign Custody Manager for the Fund.  Following the termination, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund.

            Section 4.3           Monitoring of Eligible Securities Depositories.  The Custodian shall (a) provide the Fund or its Investment Advisor with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B in accordance with Section (a)(1)(i)(A) of Rule 17f-7 and (b) monitor such risks on a continuing basis and  promptly notify the Fund or its Investment Advisor of any material change in such risks, in accordance with Section (a)(1)(i)(B) of Rule 17f-7.

Section 5.	Activities of the Custodian with Respect to Property Held Outside the United States.

            Section 5.1.          Holding Securities.  Foreign securities and other financial assets held outside of the United States shall be maintained in a Foreign Securities System in a Covered Foreign Country through arrangements implemented by the Custodian or an Eligible Foreign Custodian, as applicable, in the Covered Foreign Country.  The Custodian shall identify on its books as belonging to the Fund the foreign securities and other financial assets held by each Eligible Foreign Custodian or Foreign Securities System.  The Custodian may hold foreign securities and other financial assets for all of its customers, including the Fund, with any Eligible Foreign Custodian in an account that is identified as the Custodian’s account for the benefit of its customers; provided however, that (a) the records of the Custodian with respect to foreign securities or other financial assets of the Fund maintained in the account shall identify those securities and  other financial assets as belonging to the Fund and (b) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities and other financial assets so held by the Eligible Foreign Custodian be held separately from any assets of the Eligible Foreign Custodian or of other customers of the Eligible Foreign Custodian.

            Section 5.2.      Registration of Foreign Securities.  Foreign securities and other financial assets held outside of the United States maintained in the custody of an Eligible Foreign Custodian and that are not bearer securities shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Eligible Foreign Custodian or in the name of any nominee of any of  the foregoing.  The Fund agrees to hold any such nominee harmless from any liability as a holder of record of the foreign securities or other financial assets.  The Custodian or an Eligible Foreign Custodian reserves the right not to accept securities or other financial assets on behalf of the Fund under the terms of this Agreement unless the form of the securities or other financial assets and the manner in which they are delivered are in accordance with local market practice.

            Section 5.3.      Indemnification by Eligible Foreign Custodians.  Each contract pursuant to which the Custodian employs an Eligible Foreign Custodian shall, to the extent possible, require the Eligible Foreign Custodian to indemnify and hold harmless the Custodian from and against any loss, cost or expense arising out of or in connection with the Eligible Foreign Custodian’s performance of its obligations.  At the Fund’s election, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against an Eligible Foreign Custodian as a consequence of any such loss, cost or expense if and to the extent that the Fund has not been made whole for the loss, cost or expense.  In no event shall the Custodian be obligated to bring suit in its own name or to allow suit to be brought in its name.

            Section 5.4        Bank Accounts.

  5.4.1         General.  The Custodian shall identify on its books as for the account of the Fund the amount of cash (including cash denominated in foreign currencies) deposited with the Custodian.  The Custodian shall maintain cash deposits in on book currencies on its balance sheet. The Custodian shall be liable for such balances.  If the Custodian is unable to maintain, or market practice does not facilitate the maintenance for the Fund of a cash balance in a currency as an on book currency, a deposit account shall be opened and maintained by the Custodian outside the United States on behalf of the Fund with an Eligible Foreign Custodian.  The Custodian shall not maintain the cash deposit on its balance sheet.  The Eligible Foreign Custodian will be liable for such balance directly to the Fund.  All deposit accounts referred to in this Section shall be subject only to draft or order by the Custodian or, if applicable, the Eligible Foreign Custodian acting pursuant to the terms of this Agreement.  Cash maintained in a deposit account and denominated in an “on book” currency will be maintained under and subject to the laws of the Commonwealth of Massachusetts.  The Custodian will not have any deposit liability for deposits in any currency that is not an “on book” currency.

    5.4.2               Non-U.S. Branch and Non-U.S. Dollar Deposits.  In accordance with the laws of the Commonwealth of Massachusetts, the Custodian shall not be required to repay any deposit made at a non-U.S. branch of the Custodian or any deposit made with the Custodian and denominated in a non-U.S. dollar currency, if repayment of the deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or  (c) the closure of a non-U.S. branch in order to prevent, in the reasonable judgment of the Custodian, harm to the employees or property of the Custodian.

         Section 5.5.       Collection of Income.  The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled.  If extraordinary measures are required to collect the income or payment, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.  The Custodian shall credit income to the Fund as such income is received or in accordance with the Custodian’s then current payable date income schedule.  Any credit to the Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Fund may be charged at the Custodian’s applicable rate for time credited.  Income on securities or other financial assets loaned other than from the Custodian’s securities lending program shall be credited as received.

            Section 5.6.          Transactions in Foreign Custody Account.

                               5.6.1       Delivery Out.  The Custodian or an Eligible Foreign Custodian shall release and deliver foreign securities or other financial assets held outside of the United States owned by the Fund and held by the Custodian or such Eligible Foreign Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, specifying the foreign securities to be delivered and  the person or persons to whom delivery is to be made. The Custodian shall pay out, or direct the respective Eligible Foreign Custodian or the respective Foreign Securities System to pay out, cash of the Fund only upon receipt of Proper Instructions specifying the amount of the payment and  the person or persons to payment is to be made.

                               5.6.2       Market Conditions.  Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for the Foreign Assets from such purchaser or dealer.

                               5.6.3          Settlement Practices.  The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs an Eligible Foreign Custodian described on Schedule C  at the time or times set forth on the Schedule.  The Custodian may revise Schedule C from time to time, but no revision shall result in the Board being provided with substantively less information than had been previously provided on Schedule C.

            Section 5.7       Shareholder or Bondholder Rights.  The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder and bondholder rights with respect to foreign securities and other financial assets held outside the United States, subject always to the laws, regulations and practical constraints that may exist in the country where the securities or other financial assets are issued.  The Custodian may utilize Broadridge Financial Solutions, Inc. or another proxy service firm of recognized standing as its delegate to provide proxy services for the exercise of shareholder and bondholder rights.  Local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder and bondholder rights.

            Section 5.8.      Communications.  The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian through Eligible Foreign Custodians from issuers of the foreign securities and other financial asset assets being held outside the United States for the account of the Fund.  The Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of foreign securities whose tender or exchange is sought or from the party or its agent making the tender or exchange offer.  The Custodian shall also transmit promptly to the Fund all written information received by the Custodian through  Eligible Foreign Custodians from issuers of the foreign securities or other financial assets issued outside of the United States and being held for the account of the Fund regarding any class action or other collective litigation relating to the Fund’s foreign securities or other financial assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via an Eligible Foreign Custodian for the account of the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by the Fund beyond such forwarding of written information received by the Custodian.

Section 6.                          Foreign Exchange.

Section 6.1.          Generally.  Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions.  Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

Section 6.2.          Fund Elections.  The Fund (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian.  Where the Fund or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Fund (or its Investment Advisor) instructs the Custodian, on behalf of the Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian.  The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Fund, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction.  The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

Section 6.3.          Fund Acknowledgement  The Fund acknowledges that in connection with all foreign exchange transactions entered into by the Fund (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or its Investment Advisor;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or its Investment Advisor; and

(iii)	shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

Section 6.4.          Transactions by State Street.  The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Fund (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund (or its Investment Manager), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or the Investment Advisor.

Section 7.                          Contractual Settlement Services (Purchase/Sales).

 Section 7.1        General.  The Custodian shall, in accordance with the terms set out in this Section 7, debit or credit the appropriate deposit account of the Fund on a contractual settlement basis in connection with the purchase of securities or other financial assets for the Fund or the receipt of the proceeds of the sale or redemption of securities or other financial assets.

 Section 7.2        Provision of Services.  The services described in Section 7.1 (the “Contractual Settlement Services”) shall be provided for the securities and other financial assets and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services at its sole discretion immediately upon notice to the Fund, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Fund.

Section 7.3        Purchase Consideration.  The consideration payable in connection with a purchase transaction shall be debited from the appropriate deposit account of the Fund as of the time and date that funds would ordinarily be required to settle the transaction in the applicable market.  The Custodian shall promptly recredit the amount at the time that the Fund notifies the Custodian by Proper Instruction that the transaction has been canceled.

Section 7.4         Sales and Redemptions.  A provisional credit of an amount equal to the net sale price for a sale or redemption of securities or other financial assets shall be made to the account of the Fund as if the amount had been received as of the close of business on the date on which good funds would ordinarily be immediately available in the applicable market.  The provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agent having possession of the securities of other financial assets (excluding financial assets subject to any third party lending arrangement entered into by the Fund) associated with the transaction in good deliverable form and not being aware of any facts which would lead the Custodian or its agent to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

Section 7.5.       Reversals of Provisional Credits or Debits.  The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable.  The Fund shall be responsible for any costs or liabilities resulting from such reversal.  Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Fund to the Custodian and may be debited from any deposit or other account held for benefit of the Fund.

Section 8.                  Tax Services.

Section 8.1           General.  Subject to and to the extent of receipt by the Custodian of relevant and necessary documentation and information with respect to the Fund that the Custodian has requested, the Custodian shall perform the following services: (a) file claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; (b) withhold appropriate amounts as required by U.S. tax laws with respect to amounts received on behalf of nonresident aliens; and (c) provide to the Fund such information actually received by the Custodian that could, in the Custodian’s reasonable belief and sole discretion, assist any of the Fund in their submission of any reports or returns with respect to taxes.  It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.  The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided sufficient information and documentation.

Section 8.2           Ownership Certificates for Tax Purposes.  The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities or other financial assets held within the United States of the Fund held by the Custodian  and in connection with transfers of securities and other financial assets.

Section 8.3           Authorizations.  The Custodian is authorized to deduct from any cash received or credited to the account of the Fund any taxes or levies required by any tax or other governmental authority having jurisdiction in respect of the Fund’s transactions and to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to the Fund transactions and holdings.

Section 8.4           Services Further Limited.  Other than the servicing responsibilities provided herein, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the assets of the Fund by the tax law of any country or of any state or political subdivision thereof.  The Custodian shall not be considered the Fund’s tax advisor or tax counsel.

Section 9.                          Payments for Sales or Redemptions of Fund Interests.

            Section 9.1        Payment for Fund Interests Issued.  The Custodian shall receive from the distributor of Fund Interests of the Fund or from the Fund’s transfer agent (the “Transfer Agent”) and deposit into the account of the Fund such payments as are received for Fund Interests issued or sold from time to time by the Fund.  The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt of the payments by the Custodian.

            Section 9.2       Payment for Fund Interests Redeemed.  Upon receipt of instructions from the Transfer Agent, the Custodian shall set aside funds of the Fund to the extent available for payment to holders of Fund Interests who have delivered to the Transfer Agent a request for redemption of their Fund Interests. The Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming interest holders.  If the Custodian furnishes a check to a holder in payment for the redemption of the holder’s Fund Interests and the check is drawn on the Custodian, the Custodian shall  honor the check so long as the check is presented to the Custodian in accordance with the Deposit Account Agreement and such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

Section 10.                       Proper Instructions.

         Section 10. 1      Form and Security Procedures.  The Custodian shall accept and act upon Proper Instructions of the Fund, with respect to any matter arising in connection with the services to be performed by the Custodian under this Agreement.  Proper Instructions may be given singly or in the form of standing instructions.  Any standing instructions will continue in force until cancelled by instruction or in accordance with its terms.  Any Proper Instructions given to the Custodian shall be acted upon by the Custodian and shall bind the Fund.  The Custodian may agree to accept oral instructions, and in such case oral instructions will be considered Proper Instructions provided that the oral instructions are given to the Custodian by a Fund person authorized to do so.  The Fund shall cause all oral instructions to be confirmed in writing, but the Fund’s failure to do so shall not affect the Custodian’s authority to rely on the oral instructions. The parties acknowledge that Custodian is under no obligation to review the propriety or legality of any Proper Instruction given by the Fund.  If Fund withdraws or amends an instruction before Custodian acts on it, Custodian shall use reasonable efforts to act upon the subsequent instruction provided that (i) the notice of withdrawal or subsequent instruction is itself a Proper Instruction; and (ii) the notice of withdrawal or subsequent instruction is received by Custodian in a timely manner prior to any cut off time set forth in this Agreement.  Custodian shall be entitled to act on the initial instruction if the notice of withdrawal or subsequent instruction is not a Proper Instruction or the notice of withdrawal or subsequent instruction is not received by Custodian in a timely manner prior to any cut off time set forth in this Agreement.

Section 10.2          Reliance on Officer’s Certificate.  Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures and scope of authority of all individuals authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund.  The certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary and the Custodian has had a reasonable time to act thereon. The Custodian shall act on Proper Instructions unless it believes, acting reasonably and in good faith, that they are fraudulent or unlawful or have been given in error.  Custodian shall promptly inform the Fund, to the extent permitted by applicable law, where it is not willing to act on any Proper Instruction for any of the reasons provided in the preceding sentence.  Nothing in this section shall be construed as imposing upon the Custodian any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

Section 10.3         Untimely Proper Instructions.  If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction),  the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if the Custodian’s efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction).  The inclusion of a statement of purpose or intent (or any similar notation) in a Proper Instruction shall not impose any additional obligations on the Custodian or condition or qualify its authority to effect the Proper Instruction.  The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled and will have no responsibility or liability when it follows the Proper Instruction without regard to such purpose or intent.

Section 11.                 Actions Permitted without Express Authority.

The Custodian may in its discretion, without express authority from the Fund on behalf of the Fund:

1)	Make payments to itself or others for minor expenses of handling securities or other financial assets relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund;

2)	Surrender securities or other financial assets in temporary form for securities or other financial assets in definitive form;

3)	Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

4)	In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and other financial assets of the Fund except as otherwise directed by the applicable Board.

Section 12.                       Records.

The Custodian shall with respect to the Fund create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC.  The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.  In the event that the Custodian is requested or authorized by the Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Fund by state or federal regulatory agencies, to produce the records of the Fund or the Custodian’s personnel as witnesses, the Fund agrees to pay the Custodian for the Custodian’s time and expenses, as well as the fees and expenses of the Custodian’s counsel, incurred in responding to such request, order or requirement.

Section 13.                       Fund’s Independent Accountants.

          Section 13.1      Opinions.  The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A or Form N-2, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

          Section 13.2      Reports.  The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities relating to the services provided by the Custodian under this Agreement.  Such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Section 14.                       Custodian’s Standard of Care; Exculpation.

  14.1          Standard of Care.  In carrying out the provisions of this Agreement, the Custodian shall act in good faith and without negligence, fraud or willful misconduct and shall be held to the exercise of reasonable care, which, in the context of this Agreement shall mean the standard of care which would reasonably be expected from an experienced person engaged in providing services which are the same as, or similar to, the services provided hereunder.  Provided the Custodian has exercised that standard of care set forth in the preceding sentence, the Custodian shall not be subject to any liability to the Fund.

  14.2           Reliance on Proper Instructions.  The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the Fund and has had a reasonable time to act thereon.  The Custodian may act on a Proper Instruction if it reasonably believes that it contains sufficient information and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification or authentication of Proper Instructions.  The Custodian may rely upon and shall be protected in acting upon any Proper Instruction or any other instruction, notice, request, consent, certificate or other instrument or paper believed by it in good faith to be genuine and to have been properly executed by or on behalf of the Fund.

  14.3           Other Reliance.  The Custodian is authorized and instructed to rely upon the information that the Custodian receives from the Fund or any third party on behalf of the Fund.  The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by or on behalf of the Fund.  The Custodian shall have no liability in respect of any loss, cost or expense incurred or sustained by the Fund arising from the performance of the Custodian’s duties hereunder in reliance upon records that were maintained for the Fund by any individual or organization, other than the Custodian, prior to the Custodian’s appointment as custodian hereunder.  The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to the advice.

  14.4          Liability for Foreign Custodians.  The Custodian shall be liable for the acts or omissions of an Eligible Foreign Custodian to the same extent as if the action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Fund elects to invest.

  14.5          Insolvency and Country Risk.  The Custodian shall in no event be liable for (a) the insolvency of any Eligible Foreign Custodian, (b) the insolvency of any depositary bank maintaining in a deposit account cash denominated in any currency other than an “on book” currency, or (c) any loss, cost or expense incurred or sustained by the Fund resulting from or caused by Country Risk.

  14.6           Force Majeure and Third Party Actions.  The Custodian shall be without responsibility or liability to the Fund for: (a) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any currency or securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (b) errors by the Fund, its Investment Advisor or any other duly authorized person in their instructions to the Custodian; (c) the insolvency of or acts or omissions by a U.S. Securities System, Foreign Securities System, Underlying Transfer Agent or domestic sub-custodian designated pursuant to Section 2.2; (d) the failure of the Fund, its Investment Advisor, or any duly authorized individual or organization to adhere to the Custodian’s operational policies and procedures of which the Fund or its Investment Advisor have been advised of; (e) any delay or failure of any broker, agent, securities intermediary or other intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities or other financial assets sold; (f) any delay or failure of any organization in charge of registering or transferring securities or other financial assets in the name of the Custodian, the Fund, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, other financial asset, U.S. Securities System or Foreign Securities System; and (h) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

  14.7          Indirect/Special/Consequential Damages.  Notwithstanding any other provision set forth herein, in no event shall the Custodian be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, lost profits) with respect to the services provided pursuant to this Agreement, regardless of whether either party has been advised of the possibility of such damages.

  14.8          Delivery of Property. The Custodian shall not be responsible for any securities or other assets of the Fund which are not received by the Custodian or which are delivered out in accordance with Proper Instructions.  The Custodian shall not be responsible for the title, validity or genuineness of any securities or other assets or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

              14.9        No Investment Advice.  The Custodian has no responsibility to monitor or oversee the investment activity undertaken by the Fund or its Investment Advisor.  The Custodian has no duty to ensure or to inquire whether an Investment Advisor complies with any investment objectives or restrictions agreed upon between the Fund and the Investment Advisor or whether the Investment Advisor complies with its legal obligations under applicable securities laws or other laws, including laws intended to protect the interests of investors.  The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by the Fund.

    14.10          Communications.  The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other financial assets of the Fund at any time held by the Custodian unless (a) the Custodian or the Eligible Foreign Custodian is in actual possession of such foreign securities or other financial assets, (b) the Custodian receives Proper Instructions with regard to the exercise of the right or power, and (c) both of the conditions referred to in the foregoing clauses (a) and (b) have been satisfied at least three Business Days prior to the date on which the Custodian is to take action to exercise the right or power.

     14.11         Loaned Securities.  Income due to the Fund on securities or other financial assets loaned shall be the responsibility of the Fund.  The Custodian will have no duty or responsibility in connection with loaned securities or other financial assets, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is entitled.

    14.12         Trade Counterparties.  The Fund’s receipt of securities or other financial assets from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale or  redemption of securities or other financial assets will be at the Fund’s sole risk, and the Custodian shall not be obligated to make demands on the Fund’s behalf if the Fund’s counterparty defaults.  If the Fund’s counterparty fails to deliver securities, other financial assets or cash, the Custodian will, as its sole responsibility, notify the Fund’s Investment Advisor of the failure within a reasonable time after the Custodian became aware of the failure.

Section 15.                       Compensation and Indemnification of Custodian; Security Interest.

         Section. 15.1      Compensation.  The Custodian shall be entitled to reasonable compensation for its services and expenses as agreed upon from time to time between the Fund and the Custodian.

  Section 15.2           Indemnification.  The Fund agrees to indemnify the Custodian and to hold the Custodian harmless from and against any loss, cost or expense sustained or incurred by the Custodian in acting or omitting to act under or in respect of this Agreement in good faith and without negligence, including, without limitation, (a) the Custodian’s compliance with Proper Instructions and (b) in connection with the provision of services to the Fund pursuant to Section 8, any obligations, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses, that may be assessed against the Fund or the Custodian as custodian of the assets of the Fund.  If the Fund instructs the Custodian to take any action with respect to securities or other financial assets, and the action involves the payment of money or may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable therefor, the Fund, as a prerequisite to the Custodian taking the action, shall provide to the Custodian at the Custodian’s request such further indemnification in an amount and form satisfactory to the Custodian.

  Section 15.3          Security Interest.  The Fund hereby grants to the Custodian, to secure the payment and performance of the Fund’s obligations under this Agreement, whether contingent or otherwise, a security interest in and right of recoupment and setoff against all cash and all securities and other financial assets at any time held for the account of the Fund by or through the Custodian.  The obligations include, without limitation, the Fund’s obligations to reimburse the Custodian if the Custodian or any of its affiliates, subsidiaries or agents advances cash or securities or other financial assets to the Fund for any purpose (including but not limited to settlements of securities or other financial assets, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligence, as well as the Fund’s obligation to compensate the Custodian pursuant to Section 15.1 or indemnify the Custodian pursuant to Section 15.2.  Should the Fund fail to reimburse or otherwise pay the Custodian any obligation under this Agreement promptly, the Custodian shall have the rights and remedies of a secured party under this Agreement, the UCC and other applicable law, including the right to utilize available cash and to sell or otherwise dispose of the Fund’s assets to the extent necessary to obtain payment or reimbursement. Prior to utilizing available cash or selling or otherwise disposing of the Fund’s assets pursuant to the rights granted hereunder, the Custodian shall use its reasonable efforts to notify the Fund; provided, however, that the Custodian’s failure to so notify the Fund shall not affect the Custodian’s ability to exercise the rights granted to the Custodian hereunder. The Custodian may at any time decline to follow Proper Instructions to deliver out cash, securities or other financial assets if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash, securities or other financial assets remaining will not have sufficient value fully to secure the Fund's payment or reimbursement obligations, whether contingent or otherwise. Should the Custodian decline to follow Proper Instructions pursuant to the previous sentence, the Custodian shall use its reasonable efforts to notify the Fund; provided, however, that the Custodian’s failure to so notify the Fund shall not give rise to any liability to the Custodian hereunder.

Section 16.                       Effective Period and Termination.

 section 16.1       This Agreement shall remain in full force and effect for an initial term ending June 5th, 2018 (the “Initial Term”).  After the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1)-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than one hundred and eighty (180) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.  During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach (or where incapable of cure, immediately on written notice), or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.  In addition, Fund may terminate this Agreement: (i) immediately on written notice in the event of fraud or willful misconduct of the Custodian or its Affiliates; and (ii) subject to Section 16.2, for convenience on at least 30 days’ written notice. Upon termination of this Agreement pursuant to this paragraph with respect to the Fund, the Fund shall pay the Custodian its compensation due and shall reimburse the Custodian for its costs, expenses and disbursements properly incurred in the performance of the services performed hereunder, up to the date of termination.

  section 16.2            During the Initial Term, in the event of: (i) the Fund’s termination of this Agreement for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to the Fund (or its successor), the Fund shall pay the Custodian its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by the Custodian with respect to the Fund) and shall reimburse the Custodian for its costs, expenses and disbursements properly incurred in the performance of the services, up to the date of termination.  Upon receipt of such payment and reimbursement, the Custodian will deliver the Fund’s cash and its securities and other financial assets as set forth in Section 17.  For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such (a) the liquidation or dissolution of the Fund and distribution of the Fund’s assets as a result of the Board’s determination in its reasonable business judgment that the Fund is no longer viable (b) a merger of the Fund into, or the consolidation of the Fund with, another entity, or (c) the sale by the Fund of all, or substantially all, of the Fund’s assets to another entity, in each of (b) and (c) where the Custodian is retained to continue providing services to the Fund (or its successor) on substantially the same terms as this Agreement.

  section 16.3            Within sixty (60) days of the Effective Date, Custodian shall cooperate with Fund in formulating a plan (the “Exit Plan”) acceptable to Fund for effectuating the orderly termination of this Agreement or any service provided hereunder and the orderly de-conversion from the services provided hereunder, including in a manner which accommodates Fund’s transfer to Fund (or its designee) of the responsibility for the services provided hereunder and all materials and information necessary to the performance of the services provided hereunder (including, without limitation, provisions of all reasonable assistance required to effect an orderly transfer of the services to Fund or its designee, the return of Fund Data and confidential information, reasonable knowledge transfer activities, answering Fund’s questions and cooperating with the Fund and its designees, but not to include, however, any processes or know-how that Custodian reasonably considers proprietary information) (“Exit Assistance”) and shall, upon the termination or expiry of any service provided hereunder or the Agreement, provide the Exit Assistance set out in the Exit Plan.

  section 16.4            Following termination, the Custodian shall have no further responsibility to forward information under Section 3.8 or 5.8.  All provisions regarding (i) indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets (including without limitation the provisions of Sections 8, 14, 15, 16 and 17, 20.9 and 20.10) and (ii) any provisions of this Agreement which: (A) are expressed to survive termination or expiry; (B) contemplate performance or observance subsequent to termination or expiry; (C) or are required to give effect to such termination or expiry or any ongoing obligations of either party, of this Agreement shall survive termination of this Agreement, howsoever caused.

Section 17.       Successor Custodian.

          Section 17.1       Successor Appointed.  If a successor custodian shall be appointed for the Fund by its Board, the Custodian shall, upon termination of this Agreement and receipt of Proper Instructions, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all cash and all securities and other financial assets of the Fund then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the securities and other financial assets of the Fund held in a U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent.

         Section 17.2       No Successor Appointed.  If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer the cash and the securities and other financial assets of the Fund in accordance with the Proper Instructions.

          Section 17.3       No Successor Appointed and No Property Instructions.  If no successor custodian has been appointed and no Proper Instructions have been delivered to the Custodian on or before the termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, all cash and all securities and other financial assets of the Fund then held by the Custodian hereunder, and to transfer to an account of the bank or trust company all of the securities and other financial assets of the Fund held in any U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent.  The transfer will be on such terms as are contained in this Agreement or as the Custodian may otherwise reasonably negotiate with the bank or trust company.  Any compensation payable to the bank or trust company, and any cost or expense incurred by the Custodian, in connection with the transfer shall be for the account of the Fund.

          Section 17.4      Remaining Property.  If any cash or any securities or other financial assets of the Fund held by the Custodian hereunder remain held by the Custodian after the termination of this Agreement owing to the failure of the Fund to provide Proper Instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian holds the cash or the securities or other financial assets (the existing agreed-to compensation at the time of termination shall be one indicator of what is considered fair compensation).  The provisions of this Agreement relating to the duties, exculpation and indemnification of the Custodian shall apply in favor of the Custodian during such period.

  Section 17.5           Reserves.  Notwithstanding the foregoing provisions of this Section 17, the Custodian may retain cash or securities or other financial assets of the Fund as a reserve reasonably established by the Custodian to secure the payment or performance of any obligations of the Fund secured by a security interest or right of recoupment or setoff in favor of the Custodian.

Section 18.               Remote Access Services Addendum.  The Custodian and the Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

Section 19.               Loan Services Addendum.    If the Fund directs the Custodian in writing to perform loan services, the Custodian and the Fund will be bound by the terms of the Loan Services Addendum attached hereto.  The Fund shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by the Fund and the Custodian.

Section 20.               General.

           Section 20.1      Governing Law.  Any and all matters in dispute between the parties hereto, whether arising from or relating to this Agreement, shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules.  Likewise, the law applicable to all issues in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in respect of Securities Held with an Intermediary is the law in force in the Commonwealth of Massachusetts.

          Section 20.2       Prior Agreements; Amendments.  This Agreement supersedes all prior agreements between the Fund and the Custodian relating to the custody of the Fund’s assets.  This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

          Section 20.3      Assignment.  This Agreement may not be assigned by (a) the Fund without the written consent of the Custodian or (b) the Custodian without the written consent of the Fund, in each case, such consent not to be unreasonably withheld.  However, without the consent the Fund, the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Custodian.  Notwithstanding the foregoing, the Custodian may employ, engage, associate or contract with such person or persons, including, without limitation, affiliates and subsidiaries of the Custodian, as the Custodian may deem desirable to assist it in performing certain of its non-custodial obligations under this Agreement without the consent of the Fund; provided, however, that the compensation of such person or persons shall be paid by the Custodian and that the Custodian shall be as fully responsible to the Fund for the acts and omissions of any such person or persons (including its Affiliates, agents and service providers to which it discloses Fund Data or confidential information)  as it is for its own acts and omissions under this Agreement.

          Section 20.4      Interpretive and Additional Provisions.  In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.  Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Fund’s organic record and Prospectus.  No interpretive or additional provisions made as provided in the preceding sentence shall be an amendment of this Agreement.

            Section 20.5     The Parties; Representations and Warranties.

20.5.1         Fund Representations and Warranties.  The Fund hereby represents and warrants that (a) it is duly organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its organic record to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Fund’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

   20.5.2           Custodian Representations and Warranties. The Custodian hereby represents and warrants that (a) it is a trust company, duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) it has the requisite power and authority to carry on its business in the Commonwealth of Massachusetts; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it; and (f) it is in full compliance in all material respects with all banking, securities, tax, commodities, cyber security and other laws, rules and regulations applicable to it in the performance of the services provided hereunder.

         Section 20.6       Notices.  Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:	c/o Crescent Capital BDC, Inc.
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA 90025

Attention: Mike Wilhelms, CFO
Telephone: 310-235-5981

with a copy to:	c/o Crescent Capital BDC, Inc.
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA 90025

Attention: George Hawley, Secretary
Telephone: 310-235-5971

To the Custodian:	State Street Bank and Trust Company
One Lincoln Street
Boston, Massachusetts 02111
Attention: Don Gignac
Telephone: 617-662-7310

with a copy to:	State Street Bank and Trust Company
Legal Division – Global Services Americas
P.O. Box 5049
Boston, MA 02206-5049
Attention: Senior Vice President and Senior Managing Counsel

            Section 20.7     Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.  Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

            Section 20.8     Severability; No Waiver.  If any provision of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.  The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any the  term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

Section 20.9        Confidentiality.  All Data provided by the Fund to the Custodian is confidential information of the Fund. All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential.  The Receiving Party will use the same degree of care that it uses to protect the confidentiality of its own confidential information of like kind (but not less than reasonable care).   Subject to Section 20.10 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.  The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement) (provided the Receiving Party gives the Disclosing Party prior notice of the compelled disclosure (to the extent legally permitted) and reasonable assistance, at the Disclosing Party’s cost, if the Disclosing Party wishes to contest the disclosure), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

Section 20.10           Use of Data.

(a)            In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 20.10 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.
(b)            Subject to paragraph (c) below, the Custodian and/or its Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Fund and the Custodian or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Fund, and publish, sell, distribute or otherwise commercialize the Data; provided that, unless the Fund otherwise consents, Data is combined or aggregated with information relating to (i) other customers of the Custodian and/or its Affiliates or (ii) information derived from other sources, in each case such that any published information will be displayed in a manner designed to prevent attribution to or identification of such Data with the Fund.  The Fund agrees that Custodian and/or its Affiliates may seek to profit and realize economic benefit from the commercialization and use of the Data, that such benefit will constitute part of the Custodian’s compensation for services under this Agreement or such other agreement, and the Custodian and/or its Affiliates shall be entitled to retain and not be required to disclose the amount of such economic benefit and profit to the Fund.

(c)            Except as expressly contemplated by this Agreement, nothing in this Section 20.10 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law.  The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 20.10 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

            Section 20.11   Reproduction of Documents.  This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 20.12  Regulation GG.  The Fund  represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business.  In accordance with Regulation GG, the Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

Section 20.13 Data Privacy, Security and Business Continuity. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Fund’s shareholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

During the term of this Agreement, the Custodian will implement and maintain reasonable disaster recovery and business continuity procedures that are reasonably designed to recover data processing systems, data communications facilities, information, data and other business related functions of the Custodian in a manner and time frame consistent with legal, regulatory and business requirements applicable to the Custodian in its provision of services hereunder.

During the term of this Agreement, the Custodian shall maintain what it reasonably considers to be adequate computer security and backup procedures designed for the protection and safekeeping of the information and data of the Fund.

Section 20.14  Shareholder Communications Election.  SEC Rule 14b-2 requires banks that hold securities, as that term is used in federal securities laws, for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information.  In order to comply with the rule, as may be applicable, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund’s name, address, and share position to requesting companies whose securities the Fund owns.  If the Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies.  If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule, as applicable, to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund.  For the Fund’s protection, the Rule, as applicable, prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications.  Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ]	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO [X]	The Custodian is not authorized to release the Fund’s name, address, and share positions.

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Signature Page to Custodian Agreement

In Witness Whereof, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

Crescent Capital BDC, Inc.

By: ________________________________
        Name:
        Title:

State Street Bank and Trust Company

By:________________________________
Name:      [     ]
Title:            [    ]